Putnam RetirementReady 2035 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	 	71
Class B          *
Class C 	 *

72DD2 (000s omitted)

Class M		*
Class R	        *
Class Y		99


74U1 (000s omitted)

Class A		215
Class B		*
Class C		*

74U2 (000s omitted)

Class M		*
Class R		*
Class Y		301

* Represents less than (000s omitted)

74V1

Class A		 65.81
Class B		 64.01
Class C		 64.06

74V2

Class M		 64.05
Class R		 64.08
Class Y		 71.29